Exhibit 10(iii)
                              THIRD PROMISSORY NOTE

$75,000.00                                                  Salt Lake City, Utah
                                                               November 30, 1999


FOR VALUE RECEIVED, the undersigned promise to pay to Abdul Rashid Afridi, or order, Seventy Five Thousand Dollars and No Cents ($75,000.00), payable as follows, viz:

         The entire amount of $75,000.00 will be due and payable on or before September 1, 2000.

In case of default in the payment of any installment of principal or interest as herein stipulated, then it shall be optional with the legal holder of this note to declare the entire principal sum hereof due and payable; and proceedings may at once be instituted for the recovery of the same by law, with accrued interest and cost, including reasonable attorneys' fees.

The makers and endorsers severally waive presentment, protest and demand; and waive notice of protest, demand and of dishonor and non-payment of this note, and expressly agree that this note, or any payment hereunder, may be extended from time to time without in any way effecting the liability of the makers and endorsers thereof.

This note and the interest thereon is secured by a Third Trust Deed on November 30, 1999.



THIS NOTE MAY BE PAID IN PART OR IN FULL AT ANY TIME PRIOR TO MATURITY WITHOUT PENALTY.

A-Z South State Corporation, a Utah Corporation


/s/  Richard D. Surber
------------------------------------------
By:  Richard D. Surber
Its:  President

                                       59